Exhibit 10.30

                        AGREEMENT FOR THE SALE OF ASSETS

     This Agreement is entered into upon execution by and between PERIX INDUSTRIES, INC., a California corporation, with its offices at 2130 East Orangewood Avenue, Anaheim, California 92806-6108 (hereinafter referred to as "Seller") and SOLPOWER CORPORATION, a Nevada corporation, with its headquarters located at 7309 East Stetson Drive, Suite 102, Scottsdale, Arizona, 85251 (hereinafter referred to as "Buyer").

     Seller is the owner and operator of an enzyme products division known and doing business as E*COR and desires to sell all assets of E*COR (hereinafter referred to as the "Business").

     Buyer desires to purchase from the Seller the aforesaid Business, free of all obligations and liabilities.

     In consideration of the mutual terms, conditions and covenants hereinafter set forth Seller and Buyer agree as follows:

1. Seller shall sell to Buyer the Business owned and operated by the Seller. Such sale shall include the assets as shown in Schedule "A" and Schedule "B" attached hereto, which shall also include : goodwill; assignment of trade names, trademarks and copyrights, web sites and domain names,all sales and client records pertaining to the operations of the Business, except those necessary for tax filing and record retention purposes; and copies of all contracts between the Business and third parties.

2. All accounts payable, liabilities and obligations incurred by Seller in the conduct of the Business up to the date of closing shall be the responsibility of the Seller, except the invoice to Copytron in the approximate amount of $1,300, and Seller shall hold the Buyer harmless against such amounts. Buyer is not acquiring, directly, any of Seller's liabilities by operation of law or otherwise.

3. The purchase price for the assets transferred pursuant to Agreement and Schedule "A & B" is One Hundred Thousand (100,000) common shares in the capital stock of Buyer. Payment shall be made upon signing of this Agreement by delivery of a share certificate registered in the name of Seller.

4. Until the closing date Seller agrees to conduct the Business in the same manner in which it has heretofore been conducted.

5. Seller shall not for a period of five (5) years from the closing date through any entity in which Seller has an ownership or management interest or control:

     (a) Compete, either directly or indirectly, with the Business for the products and services provided by the Business as of the date of closing.

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
     (b) Solicit any individuals or businesses who were customers of the Seller prior to closing or disclose any information about said customers to any person, company or other legal entity.

     (c) Directly or indirectly, induce, or attempt to influence, any employee of the Business to terminate their employment.

6.   Seller represents and warrants to Buyer:

     (a) All assets transferred pursuant to this Agreement, except as otherwise noted on Schedule "A", are free of any and all liens, security interests, claims and encumbrances.

     (b) Seller is not in breach or default of any contract, lease or other commitment to be assigned pursuant to this Agreement and will not commit a breach or act of default to the date of closing.

     (c) Seller makes no representation or warranty as to the future conduct of the Business and the continued relationship with the customers of the Business.

     (d) Other than those attached to this Agreement there are not outstanding leases; employment agreements; employee pension, retirement or union agreements to be assumed by Buyer.

     (e) Seller has not engaged a broker for the sale represented by this Agreement. Each party hereto agrees to indemnify and hold the other harmless from any broker's or finder's fee or alleged broker's or finder's fee incurred by the other party, or any claim by any party that the other entered into an agreement for a broker's or finder's fee.

     (f) All inventory transferred herein is sold as is, no implies or expressed warranties exist.

     (i)  No  special   consents   are   required  to  carry  out   transactions
          contemplated by the Agreement.

THE ABOVE REPRESENTATIONS AND WARRANTIES SHALL SURVIVE CLOSING.

7. Buyer agrees to indemnify and hold Seller harmless from any liability arising out of any agreement or commitment initiated by Seller and which is continued by Buyer after the date of closing.

8.   Closing shall take place on December, 2000 at the office of Buyer.

9. Each party must from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

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
10. This Agreement, which term as used throughout includes the Schedule attached hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

THE PARTIES hereto have executed this AGREEMENT FOR THE PURCHASE OF ASSETS on the day of December 2000, at Scottsdale, Arizona, USA.

                                        SELLER:

                                        PERIX INDUSTRIES


                                        By: /s/ James G. Reinmuth
                                           -------------------------------------
                                        Its: Chairman
                                            ------------------------------------


                                        BUYER:

                                        SOLPOWER CORPORATION


                                        By: /s/ Mark Robinson
                                           -------------------------------------
                                        Its: CEO
                                            ------------------------------------

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
                                  SCHEDULE "A"

LIST  OF  ASSETS  OF  PERIX  INDUSTRIES,   INC.  DBA,  E*COR  SOLD  TO  SOLPOWER
CORPORATION:

1. The E*COR web site and all pertaining literature, materials, designs and domain names. All transfer cost will be paid by Buyer.

2. All active contracts and purchase orders, with the continuation of projects, as follows:

     (a)  Hannibal  Industries.   First  phase  total  proposal  -  $8,300  less
          $1,478.50 billed 11/21/00.

     (b) Delta Environmental ARCO Station #3006, total proposal - $6,200 less $1,000 billed 12/15/00.

     (c) Delta Environmental ARCO Station #35308, total proposal - $5,200 less $1,000 billed 12/15/00.

     (d) EPI Tacoma site. All future work to be assigned to Buyer. Currant contract to be collected by Perix.

     (e)  Secor ARCO Station, contract value $1,000.

     (f)  Signal  Hill  project  committed  but not  purchased,  contract  value
          $60,000.

3.   All contacts, past clients and targeted future clients.

4.   All customer and prospect files.

5. All enzyme and supplies in inventory as of the closing related to the business approximate cost $30,000.

6. Exclusive rights to the name E*COR and its brand names EZKLEAN(TM), SOILKLEAN(TM), and PETROKLEAN(TM).

7. Environmental approval from the State of Florida and Clean Air Solvent Certificate for SCAQMD (expires 02/01/05) No claim is made to the status of the approval.

8.   PETROKLEAN(TM) proprietary formulation and trademark.

                                  SCHEDULE "B"

                                PERIX INDUSTRIES
                         E*COR INVENTORY AS OF 12-15-00

                                SIZE
                     -------------------------
PRODUCT               #         MEASURE         QUANTITY    TOTAL QUANTITY  COST   TOTAL COST
-------             ---         -------         --------    --------------  ----   ----------
HC Zyme              55    Gal.                     1             55         $ 3     $    165


HR 2000 SOILKLEAN     5    Gal.                     1              5         $18     $     90


                     55    Gal.                    18            990         $18     $ 17,820

Bactozyme (Blue)      5    Gal.                     4             20         $ 3     $     60


WT 2000 ezKLEAN      55    Gal.                     9             495        $13     $  6,435

Empty Containers      5    Gal. Buckets            39             39         $ 5     $    195

                      1    32 oz. spray bottle     80             80         $ 2     $    160

                      1    Plastic bottle          94             94         $ 2     $    188

                                                                                     --------
Misc.*                See notes                                                      $  3,000
                                                                      GRAND TOTAL    $ 28,113

NOTES:
       1/2 x 55 gal. Drum soilKLEAN on rack
       3/4 x 55 gal. Drum ezKLEAN on rack
       2-5 gallon of petro-KLEAN
       Moisture analyzers (1)
       Sight gauges (4)
       Drum cradles (4)
       Drum forklift adapter (1)
       2 plastic boxes w/lids soil testing
       4 empty plastic drums.
       ALL THE ABOVE PRODUCTS ESTIMATED AT $3,000


Inventory completed by:                             Jan Northcutt
                                        ----------------------------------------

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